Exhibit 10.31

                                                        Commercial Banking Group
                                                       Santa Clara Valley Region
                                                121 Park Center Plaza, 3rd Floor
                                                                 P.O. Box 720010
                                                              San Jose, CA 95172
WELLS
FARGO



                                  June 28, 1999

Fiberstars, Inc.
2883 Bayview Drive
Fremont, CA 94538

Gentlemen:

         This letter is to confirm that Wells Fargo Bank, National Association ("Bank") has agreed to extend the maturity date of that certain credit accommodation granted by Bank to Fiberstars, Inc. ("Borrower") in the maximum principal amount of Two Million Dollars ($2,000,000.00), as evidenced by that certain promissory note dated as of February 2, 1999, executed by Borrower and payable to the order of Bank (the "Note"), a copy of which is attached hereto as Exhibit A.

            The maturity date of said credit accommodation, and the last day of which Bank will issue letters of credit under the subfeature relating thereto, as described in the Noted, is hereby extended until August 12, 1999. The Note shall be deemed modified as of the date this letter is acknowledged by Borrower to reflect said new maturity date. All other terms and conditions of the Note remain in full force and effect, without waiver or modification.

            Borrower acknowledges that Bank has not committed to make any renewal or further extension of the maturity date of the above-described credit accommodation beyond the new maturity date specified herein, and that any such renewal or further extension remains in the sole discretion of Bank. This letter constitutes the entire agreement between Bank and Borrower with respect to the maturity date extension for the above-described credit accommodation, and supercedes all prior negotiations, discussions and correspondence concerning said extension.


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Fiberstars, Inc.
June 28, 1999
Page 2


WELLS
FARGO

            Please acknowledge your acceptance of the terms and conditions contained herein by dating and signing one copy below and returning it to my attention at the above address on or before July 6, 1999.

                                            Very truly yours,

                                            WELLS FARGO BANK,
                                                 NATIONAL ASSOCIATION



                                            By:      /S/  LAURA ZARAGOZA
                                                --------------------------------
                                                     Laura Zaragoza
                                                     Assistant Vice President



Acknowledged and accepted as of June 29, 1999:

FIBERSTARS, INC.


By:      /S/  ROBERT A . CONNORS
     -----------------------------------------
Title:            Chief Financial Officer
     -----------------------------------------


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                                    EXHIBIT A

WELLS FARGO BANK                                   REVOLVING LINE OF CREDIT NOTE
--------------------------------------------------------------------------------

$2,000,000.00                                               San Jose, California
                                                            February 2, 1999

         FOR VALUE RECEIVED, the undersigned FIBERSTARS, INC. ("Borrower") promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Santa Clara Valley RCBO, 121 Park Center Plaza, 3rd Floor, San Jose, CA 95115, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of $2,000,000.00, or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST/FEES:

(a) Interest. The outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a rate per annum .12500% above the Price Rate in effect from time to time. The "Prime Rate" is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

(b) Payment of Interest. Interest accrued on this Note shall be payable on the 28th day of each month, commencing March 28, 1999.

(c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual day elapsed) equal to 4% above the rate of interest form time to time applicable to this Note.

(d) Commitment Fee. Prior to the initial extension of credit under this Note, Borrower shall pay to Bank a non-refundable commitment fee of $833.33.

(e) Collection of Payments. Borrower authorizes Bank to collect all interest and fees due hereunder by charging Borrower's demand deposit account number 4124-053885 with Bank, or any other demand deposit account maintained by any Borrower with Bank, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

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

SIGHT AND USANCE COMMERCIAL AND STANDBY LETTER OF CREDIT SUBFEATURE:

(a) Letter of Credit Subfeature. As a substitute under this Note, Bank agrees from time to time during the term hereof to issue standby letters of credit for the account of Borrower to finance to guarantee renal payments and/or sight commercial and usance commercial letters of credit for the account of Borrower to finance Borrower's inventory purchases (each, a "Letter of Credit" and collectively, "Letters of Credit"); provided however, that the form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed $400,000.00. Each standby Letter of Credit shall be issued for a term not to exceed 365 days, and each commercial Letter of Credit shall be issued for a term not to exceed 180 days, as designated by Borrower; provided however, that no standby Letter of Credit shall have an expiration date subsequent to the maturity date of this Note, and no commercial Letter of Credit shall have an expiration date of more than 90 days beyond the maturity date of this Note. The undrawn amount of all Letters of Credit shall be reserved under this Note and shall not be available for borrowings hereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit Agreement and related documents, if any, required by Bank in connection with the issuance thereof. Each draft paid by Bank under a Letter of Credit shall be deemed an advance under this Note and shall be repaid by Borrower in accordance with the terms and conditions of this Note; provided however, that if advances hereunder are not available, for any reason, at the time any draft is paid by Bank, then Borrower shall immediately pay to Bank the full amount of such draft, together with interest thereon form the date such amount is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances hereunder. In such event Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such draft. Notwithstanding the foregoing, usance commercial Letters of Credit shall be issued only to finance Borrower's importation of goods into the United States, and shall contain such provisions and be issued in such manner as to satisfy Bank that any bankers' acceptance created by Bank's acceptance of a draft thereunder shall be eligible for discount by a Federal Reserve Bank, will not result in a liability of Bank subject to reserve requirements under any law, regulation or administrative order, and will not cause Bank to violate any lending limit imposed upon Bank by any law, regulation or administrative order. Usance commercial Letters of Credit shall provide for drafts thereunder with terms which do not exceed the lesser of 180 days or such other period of time as may be necessary for the acceptance created thereunder to be eligible for discount and otherwise comply with the terms and conditions of this Note; provided however, that no usance commercial Letter of Credit shall provide for drafts with terms that extend more than 90 days beyond the maturity date of this Note. The amount of each draft accepted by Bank under a usance commercial Letter of Credit shall be paid by Borrower in accordance with the terms and conditions of this Note applicable to Acceptance.

(b) Letter of Credit Fees. Borrower shall pay to Bank (i) fees upon the issuance of each standby Letter of Credit equal to 1.000% per annum (computed on the basis of a 360-day year, actual days elapsed) of the face amount thereof, and (ii) fees upon the issuance of each commercial Letter of Credit, upon the payment or negotiation by Bank of each draft under any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

CLEAN AND DOCUMENTARY ACCEPTANCE SUBFEATURE:

(a) Acceptance Subfeature. As a subfeature under this Note, Bank agrees from time to time during the term hereof to create bankers' acceptance (each, an "Acceptance" and collectively, "Acceptances") for the account of Borrower (i) by accepting drafts drawn on Bank by Borrower for the purpose of financing Borrower's importation of goods in the United States and (ii) by accepting time drafts presented under usance commercial Letters of Credit issued by Bank for the account of Borrower under this Note; provided however, that the form and substance of each Acceptance shall be subject to approval by Bank, in its sole discretion; and provided further, that the aggregate amount of all outstanding Acceptances shall not at any time exceed $400,000.00. Each Acceptance created by Bank's acceptance of a draft drawn on Bank by Borrower shall be in the minimum amount of $5,000.00. Each Acceptance shall be subject to the additional terms and conditions of an Acceptance Agreement in form and substance satisfactory to Bank. Each Acceptance shall be created for a term not to exceed the lesser of 365 days, as designated by Borrower, or such period of time as may be necessary to comply with the terms of the Acceptance Agreement; provided however, that no Acceptance shall mature more than 90 days beyond the maturity date of this Note. The outstanding amount of all Acceptances shall be reserved under this Note and shall not be available for borrowings hereunder. The amount of each Acceptance which matures shall be deemed an advance under this Note and shall be repaid by Borrower in accordance with the terms and conditions of this Note; provided however, that if advances hereunder are not available, for any reason, at the time any Acceptance matures, then Borrower shall immediately pay to Bank the full amount of such matured Acceptance, together with interest thereon form the date such Acceptance matures to the date such amount if fully repaid by Borrower, at the rate of interest applicable to advances hereunder. In such event Borrower agrees that Bank, in its sole discretion, may debit any demand deposit account maintained by Borrower with Bank for the amount of any such Acceptance. All Acceptances created by Bank's acceptance of drafts drawn on Bank by Borrower shall be discounted with Bank. Bank shall not be obligated to discount Acceptances created by Bank's acceptance of time drafts presented under usance commercial Letters of Credit.

(b) Acceptance Fees. For each Acceptance created hereunder, Borrower shall pay to Bank on the date such Acceptance is created an acceptance fee determined in accordance with Bank's standard fees and charges then in effect for the creation of Acceptances.

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

BORROWING AND REPAYMENT:

(a) Use of Proceeds. Advances under this Note shall be available solely to finance working capital requirements.

(b) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with, or at any time as a supplement to, this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above; and provided further, that Borrower shall maintain a zero balance on advances under this Note for a period of at least 30 consecutive days during each fiscal year. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of any principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 28, 1999; except with respect to any draft paid by Bank under a commercial Letter of Credit and any Acceptance which matures subsequent to said date, the full amount of which shall be due and payable by Borrower immediately upon payment by Bank or at such maturity as applicable.

(c) Advances. Advances hereunder, to the total amount of the principal sum available hereunder, may be made by the holder at the oral or written request of (i) David N. Ruckert or Roland Dennis or Bob Connors, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

EVENTS OF DEFAULT:

Any default in the payment or performance of any obligation under this Note, or any defined event of default under any loan agreement now or at an time hereafter in effect between Borrower and Bank (whether executed prior to, concurrently with or at any time after this Note), shall constitute an "Event of Default" under this Note.

MISCELLANEOUS:

a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal, interest, fees and charges outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived be each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall

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                  immediately  cease and  terminate.  Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expanded or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

           IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

         FIBERSTARS, INC.

         By:      /s/  David N. Ruckert
               ---------------------------------------
                  David N. Ruckert, President/Chief
                  Executive Officer

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